EXHIBIT 10-43

SECURITIES PURCHASE AGREEMENT

Dated as of June 5, 2008,

By And Among

COMMUNICATION INTELLIGENCE CORPORATION

AND

THE INVESTORS SIGNATORY HERETO

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Exhibit A                      Schedule of Investors
Exhibit B                      Instruction Sheet For Investor
Exhibit B-1                                                                                                                                Communication Intelligence Corporation –Stock Certificate Questionnaire
Exhibit B-2                                                                                                                                Communication Intelligence Corporation – Registration Statement Questionnaire
Exhibit B-3	Communication Intelligence Corporation – Certificate For Corporate, Partnership, Limited Liability Company, Trust Foundation, Joint and Individual Investors - Certificate
Exhibit C	Form of Registration Rights Agreement
Exhibit D	Form of Certificate of Designations

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SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of June 5, 2008, by and among Communication Intelligence Corporation, a Delaware corporation, and all predecessors thereto (the “Company”) and the investors identified on the signature pages hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS, the Investors have extended loans to the Company as evidenced by certain promissory notes (each a “Promissory Note” and, collectively, the “Promissory Notes”), in such amounts and with such maturities as are set forth on Exhibit A hereto; and

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below) and Rule 506 promulgated thereunder, the Company shall issue and sell to each Investor, and each Investor, severally and not jointly, shall purchase from the Company the number of shares of Series A Cumulative Convertible Preferred Stock of the Company (the “Series A Preferred Stock”) set forth on Exhibit A, as more fully described in this Agreement; and

WHEREAS, each Investor, in consideration and payment for the shares of Series A Preferred Stock purchased by such Investor, shall return to the Company for cancellation the Promissory Note issued by the Company to such Investor;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE 1.

DEFINITIONS

1.1. Definitions

.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“8-K Filing” has the meaning set forth in Section 4.5.

“Agreement” has the meaning set forth in the preamble.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

“Best Efforts” means the reasonable efforts that a prudent person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as practical; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Company to dispose of or make any change to its business.

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“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Certificate of Designations” shall mean a certificate of designations to be filed prior to the Closing by the Company with the Secretary of State of the State of Delaware, setting forth the rights, preferences and privileges of the Shares, in substantially the form attached as Exhibit D hereto.

“CIC Acquisition Corp.” means CIC Acquisition Corp., a Delaware corporation.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Article II.

“Closing Date” means the Business Day on which all of the conditions set forth in Sections 5.1 and 5.2 hereof are satisfied, or such other date as the parties may agree.

“Collateral Agent” means SG Phoenix LLC.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any securities into which such common stock may hereafter be reclassified or for which it may be exchanged as a class.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Company” has the meaning set forth in the preamble.

“Company Counsel” means Davis Wright Tremaine LLP.

“Company Deliverables” has the meaning set forth in Section 2.3(a).

“Contingent Obligation” has the meaning set forth in Section 3.1(bb).

“Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for Common Stock..

“Covering Shares” has the meaning set forth in Section 4.1(b).

“Credit Agreement” means that certain credit agreement, dated as of the date of this Agreement, by and among the Company and the lenders signatory thereto.

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“Depositary Account Control Agreement” means that certain depositary account control agreement, dated as of the date of this Agreement, by and among the Collateral Agent, the Company and the Depositary signatory thereto.

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“Effective Date” means the date that the Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

“Environmental Laws” has the meaning set forth in Section 3.1(ff).

“Evaluation Date” has the meaning set forth in Section 3.1(s).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Authority” means any nation, province, or state or any political subdivision of any of the foregoing, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity exercising such functions owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Hazardous Materials” has the meaning set forth in Section 3.1(ff).

“Indebtedness” has the meaning set forth in Section 3.1(bb).

“Insolvent” has the meaning set forth in Section 3.1(j).

“Intellectual Property Rights” has the meaning set forth in Section 3.1(p).

“Investment Amount” means, with respect to each Investor, the Investment Amount indicated on such Investor’s signature page to this Agreement.

“Investor” has the meaning set forth in the preamble.

“Investor Deliverables” has the meaning set forth in Section 2.3(b).

“Investor Party” has the meaning set forth in Section 4.7.

“Lien” means any lien, charge, encumbrance, security interest, right of first refusal, right of participation or other restrictions of any kind.

“Loan Documents” means this Agreement, the Notes, the Security Documents, the Credit Agreement, the Registration Rights Agreement, the Depositary Account Control Agreement and all other instruments, documents and agreements executed by or on behalf of the Company or any of its Subsidiaries, and delivered concurrently herewith or at any time hereafter to or for the benefit of Phoenix, Michael Engmann and/or Ronald Goodman in connection with

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the loans and other transactions contemplated by the Credit Agreement, all as amended, supplemented or modified from time to time.

“Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation, reasonable attorney’s fees.

“Material Adverse Effect” means a material and adverse effect on (i) the legality, validity or enforceability of any Transaction Document, (ii) the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) the rights and remedies of the Investors under the Transaction Documents taken as a whole.

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“Note” or “Notes” means those certain secured promissory notes, issued by the Company to Phoenix, Michael Engmann and Ronald Goodman pursuant to the Credit Agreement, and any replacements, restatements, renewals or extensions of such notes, in whole or in part.

“Notice of Acceptance” has the meaning set forth in Section 6.1.

“Options” means any outstanding rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Phoenix” means Phoenix Venture Fund LLC.

“Pledge and Security Agreement” means that certain pledge and security agreement, dated as of the date hereof, by and among the Company and its Subsidiaries, and the Collateral Agent, Michael Engmann and Ronald Goodman.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Promissory Note” has the meaning set forth in the recitals.

“PCAOB” means the Public Company Accounting Oversight Board.

“Purchase Price” has the meaning set forth in Section 2.2.

“Registrable Securities” means the Common Stock issued or issuable pursuant to the Transaction Documents, together with any securities issued or issuable upon any stock

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split, dividend or other distribution, recapitalization, or similar event with respect to the foregoing.

“Registration Rights Agreement” means that certain registration rights agreement, dated as of the date of this Agreement, by and among the Company and the investors signatory thereto, substantially in the form of Exhibit C hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Investors of the Underlying Shares.

“Regulation D” means Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act.

“Rescission Notice” has the meaning set forth in Section 6.1.

“Rescission Payment Date” has the meaning set forth in Section 6.1.

“Rescission Price” has the meaning set forth in Section 6.1.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Securities” means the Shares and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” means, collectively, all instruments, documents and agreements executed by or on behalf of the Company to provide collateral security with respect to all obligations, liabilities and Indebtedness of every nature of the Company from time to time owed to Phoenix, Michael Engmann and Ronald Goodman under the Loan Documents, including the Pledge and Security Agreement and the Depositary Account Control Agreement and all instruments, documents and agreements executed pursuant to the terms of the foregoing, in such case, as amended, modified and supplemented from time to time.

“Selling Holder Questionnaire” has the meaning set forth in Section 2.3(b)(iii).

“Shares” or “Series A Preferred Stock” means the shares of Series A Cumulative Convertible Preferred Stock, par value $0.01 per share, issued or issuable to the Investors pursuant to this Agreement.

“Stockholder Approval” has the meaning set forth in Section 4.9.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which more than fifty percent (50%) of the total voting

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power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is quoted in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Transfer Agent Instructions, the Registration Rights Agreement, the Certificate of Designations and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means American Stock Transfer and Trust Company, or any successor transfer agent for the Company.

“Transfer Agent Instructions” means, with respect to the Company, the Irrevocable Transfer Agent Instructions, executed by the Company and delivered to and acknowledged in writing by the Transfer Agent.

“Underlying Shares” means the shares of Common Stock issuable upon conversion or exchange of the Shares.

ARTICLE 2.

PURCHASE AND SALE

2.1. Closing

.  Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, the Shares representing such Investor’s Investment Amount.  The Closing shall take place at the offices of Thelen Reid Brown Raysman & Steiner LLP, 875 Third Avenue, New York, NY 10022 on the Closing Date or at such other location or time as the parties may agree.

2.2. Purchase Price.  At the Closing, each Investor shall, in full payment for its Shares, tender to the Company for cancellation its

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Promissory Note in the amount set forth opposite suchInvestor’s name on Exhibit A hereto (the “Purchase Price”), such that each Investor shall receive one Share for each one dollar represented by its Promissory Note.

2.3. Closing Deliveries

.  (a)  At the Closing, the Company shall deliver or cause to be delivered to each Investor the following (the “Company Deliverables”):

(i)           a certificate executed by the Company’s chief executive officer and chief financial officer, dated as of the Closing Date, confirming the truth and correctness of the Company’s representations and warranties made in Article III hereof as of the date when made and as of the Closing Date as if made at such time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date);

(ii)           a certificate, executed by the Company’s chief executive officer and chief financial officer, dated as of the Closing Date, confirming that the Company has performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date;

(iii)           a certificate of the secretary or an assistant secretary of the Company, attaching a recent copy of the certificate of incorporation or formation, as amended, of the Company and each Subsidiary of the Company, and a good standing certificate of the Company dated as of a recent date, a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business and is required to so qualify, dated as of a recent date, copies of the by-laws of the Company and resolutions of the Board of Directors authorizing the transactions contemplated hereby, which the secretary or assistant secretary of the Company has certified as true and correct copies in full force and effect as of the Closing, the execution, delivery and performance of this Agreement and the other Transaction Documents;

(iv)           one or more certificates evidencing the number of Shares set forth opposite such Investor’s name on Exhibit A hereto under the heading “Shares,” in such denominations and registered in such names as such Investor requests;

(v)           the Transaction Documents, executed by the Company;

(vi)           a legal opinion of Company Counsel executed by such counsel and delivered to the Investors in form and substance acceptable to the Investors;

(vii)           duly executed Transfer Agent Instructions acknowledged by the Company’s transfer agent;

(viii)                      approval by each applicable Trading Market of an additional shares listing application covering all of the Registrable Securities, if required by such Trading Market (and, if applicable, evidence of conditional listing approval);

(ix)           a certificate from the Secretary of State for the State of Delaware,  evidencing filing of the Certificate of Designations;

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(x)           any consents or approvals of any Person listed on Schedule 3.1(bb) or any other third-party required to effect the terms and conditions of this Agreement; and

(xi)           such other documents relating to the transactions contemplated by this Agreement and the other Transaction Documents as such Investor or its counsel may reasonably request.

(b) At the Closing, each Investor shall deliver or cause to be delivered to the Company the following (the “Investor Deliverables”):

(i) such Investor’s Promissory Note in the amount set forth on Exhibit A hereto constituting the Purchase Price;

(ii) each of the Transaction Documents to which it is a party, executed by such Investor; and

(iii) a completed and executed Selling Stockholder Questionnaire in the form attached hereto as Exhibit B (the “Selling Holder Questionnaire”).

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES

3.1. Representations and Warranties of the Company

.  The Company hereby makes the following representations and warranties to each Investor:

(a) Subsidiaries.  The Company has no Subsidiaries other than those listed in Schedule 3.1(a) hereto.  Except as disclosed in Schedule 3.1(a) hereto, the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b) Organization and Qualification.  Each of the Company and its Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite legal power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  The Company and each of its Subsidiaries are duly qualified to conduct their respective businesses and are in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(c) Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each ofthe Transaction Documents to which it is a party and otherwise to carry out its

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obligations thereunder.  The execution and delivery of each of the Transaction Documents to which it is a party by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company in connection therewith.  Each Transaction Document has been (or upon delivery will be) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies, and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies.

(d) No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) except as disclosed in Schedule 3.1(d) hereto, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any of its Subsidiaries is a party or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or Governmental Authority to which the Company or any of its Subsidiaries is subject (including, assuming the accuracy of the representations and warranties of the Investors set forth in Section 3.2 hereof, federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company or a Subsidiary is bound or affected.

(e) Filings, Consents and Approvals.  Except as set forth on Schedule 3.1(e), the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other Governmental Authority or other third party or Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filings required in accordance with Section 4.5 and (v) those that have been made or obtained prior to the date of this Agreement.

(f) Issuance of the Securities.  Upon the Stockholder Approval, the Securities will be duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and will not be subject to preemptive or similar rights of stockholders.  Upon StockholderApproval, the Company will reserve from its

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duly authorized capital stock the shares of Common Stock issuable pursuant to this Agreement in order to issue the Underlying Shares upon conversion of the Shares.  Based, in part, on the representations and warranties of the Investors set forth in Section 3.2 of this Agreement, the offer, issuance and sale of the Shares and the Underlying Shares to the Investors pursuant to this Agreement are exempt from the registration requirements of the Securities Act.

(g) Capitalization.  The aggregate number of shares and type of all authorized, issued and outstanding classes of capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) is set forth in Schedule 3.1(g) hereto.  All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance in all materials respects with the applicable securities laws.  Except as disclosed in Schedule 3.1(g) hereto, the Company does not have at the date hereof any other Options, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable into shares of Common Stock.  Except as set forth in Schedule 3.1(g) hereto, and except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities.  To the knowledge of the Company, except as disclosed in the SEC Reports and any Schedules 13D or 13G filed with the Commission pursuant to Rule 13d-1 of the Exchange Act by reporting persons or in Schedule 3.1(g) hereto, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of 5% or more of the outstanding Common Stock.

(h) SEC Reports; Financial Statements.  The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (the foregoing materials being collectively referred to herein as the “SEC Reports” and, together with the Schedules to this Agreement, the “Disclosure Materials”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports filed by the Company complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission and the PCAOB with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise

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specified in such financial statements or the notes thereto,and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.  All material agreements to which the Company or any of its Subsidiaries is a party or to which the property or assets of the Company or any of its Subsidiaries are subject are included as part of or identified pursuant to the rules and regulations of the Commission.

(i) Press Releases.  The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

(j) Material Changes.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports or in Schedule 3.1(j) hereto, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, except as disclosed in its SEC Reports, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (except for repurchases by the Company of shares of capital stock held by employees, officers, directors or consultants pursuant to an option of the Company to repurchase such shares upon the termination of employment or services), and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock-based plans. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.  The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the applicable Closing, will not be Insolvent (as defined immediately hereinafter).  For purposes of this Section 3.1(j), “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness (as defined in Section 3.1(bb)), (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(k) Absence of Litigation.  Except as described in Schedule 3.1(k), there is no action, suit claim or Proceeding, or, to the Company’s knowledge, inquiry or investigation,before or by any court, public board, government agency, self-regulatory organization or

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body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that could, individually or in the aggregate, have a Material Adverse Effect.

(l) Labor Relations.  The Company and its Subsidiaries are in compliance in all material respects with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours.

(m) Compliance.  Except as described in Schedule 3.1(m), neither the Company nor any of its Subsidiaries, except in each case as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any Governmental Authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters.  The Company is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where the failure to so comply would not have a Material Adverse Effect.

(n) Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such permits.

(o) Title to Assets.  The Company and its Subsidiaries own no real property, except as provided in Schedule 3.1(o)(i).  Except as provided in Schedule 3.1(o)(ii), the Company and its Subsidiaries have good and marketable title in all personal property owned by them, in each case free and clear of all Liens.  Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and its Subsidiaries are in material compliance.

(p) Patents and Trademarks.  The Company and its Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could, individually or in

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the aggregate, have or reasonably be expected to resultin a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Except as set forth in Schedule 3.1(p), none of the Company’s Intellectual Property Rights have expired or terminated, or are expected to expire or terminate, within three years from the date of this Agreement.  Neither the Company nor any of its Subsidiaries has any knowledge that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of others.  Except as set forth in Schedule 3.1(p), the Company does not have knowledge of any infringement by others of Intellectual Property Rights of the Company or its Subsidiaries.  Except as provided in Schedule 3.1(p), there is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or its Subsidiaries regarding Intellectual Property Rights.  Except as provided in Schedule 3.1(p), the Company and its Subsidiaries have good and marketable title in all Intellectual Property Rights owned by them, in each case free and clear of all Liens.

(q) Insurance.  The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.  The Company has no reason to believe that it will not be able to renew its and its Subsidiaries’ existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its and its Subsidiaries’ business on terms consistent with market for the Company’s and such Subsidiaries’ respective lines of business.

(r) Transactions With Affiliates and Employees.  Except as set forth or incorporated by reference in the Company’s SEC Reports, none of the officers, directors or employees of the Company is presently a party to any transaction that would be required to be reported on Form 10-K with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or employee or, to the knowledge of the Company, any entity in which any officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(s) Internal Accounting Controls.  The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities.  The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures in accordance with Item 307 of Regulation S-K under the Exchange Act for the Company’s most recently ended fiscal quarter or fiscal year-end (such date, the “Evaluation Date”).  The Company presented in its most recently filed Form 10-K or Form 10-Q the conclusions of the certifying officers about the effectivenessof the disclosure

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controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308(c) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

(t) No General Solicitation; Fees.  Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares or the Underlying Shares.  The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commission (other than for Persons engaged by any Investor or its investment advisor) relating to or arising out of the issuance of the Shares pursuant to this Agreement.  The Company shall pay, and hold each Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any such claim for fees arising out of the issuance of the Shares pursuant to this Agreement.  The Company has not engaged any placement agent or other agent in connection with the sale of the Shares.

(u) Registration Rights.  Except as specified in Schedule 3.1(u), the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other Governmental Authority except for such rights that by their terms have expired or terminated and are no longer effective as of the Closing Date or which are subject to currently effective registration statements previously filed by the Company, as set forth on Schedule 3.1(u).

(v) Listing and Maintenance Requirements.  The Company has not, in the two years preceding the date hereof, received notice (written or oral) from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements thereof.  The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.  The issuance and sale of the Securities under the Transaction Documents does not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted.

(w) Investment Company.  The Company is not, and is not an Affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(x) Application of Takeover Protections.  Except as described in Schedule 3.1(x), there is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation or formation, as amended (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to any of the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation, as a result of the Company’s issuance of the Shares and the Investors’ ownership of the Shares.

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(y) No Additional Agreements.  The Company does not have any agreement or understanding with any Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(z) Consultation with Auditors.  The Company has consulted its independent auditors concerning the accounting treatment of the transactions contemplated by the Transaction Documents, and in connection therewith has furnished such auditors complete copies of the Transaction Documents.

(aa) Disclosure.  The Company confirms that, except with respect to information, including projections, disclosed to the Investors, or any of them, as a result of their positions as members or observers of the Company’s Board of Directors, neither it nor any Person acting on its behalf has provided any of the Investors or their respective agents or counsel with any information that constitutes or might constitute material, non-public information (other than the existence and terms of the issuance of the Shares, as contemplated by this Agreement) concerning the Company, any of its Subsidiaries or their respective businesses.  The Company understands and confirms that each of the Investors will rely on the foregoing representations and covenants in effecting transactions in securities of the Company.  Subject to the assumptions and qualifications stated therein, all disclosure provided to the Investors regarding the Company, its Subsidiaries or their respective businesses and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Schedules to this Agreement) are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  To the Company’s knowledge, except for the transactions contemplated by this Agreement, no event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.  The Company acknowledges and agrees that no Investor makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those set forth in the Transaction Documents.

(bb) Indebtedness.  Except as disclosed in Schedule 3.1(bb) or in the Company’s SEC Reports, neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect (provided that, if the effect of such violation or default is to cause or to permit the holder or holders then to cause any such Indebtedness to become or be declared due prior to its stated maturity it shall be deemed to be a Material Adverse Effect), or (iii) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.  Schedule 3.1(bb) provides a detailed description of the material terms of any such outstanding Indebtedness.  For purposes of this Agreement:  (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or paymentobligations

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with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(cc) Foreign Corrupt Practices.  Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(dd) Acknowledgment Regarding Investors’ Purchase of Securities.  Based upon the assumption that the transactions contemplated by this Agreement are consummated in all material respects in conformity with the Transaction Documents, the Company acknowledges and agrees that each of the Investors is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby.  The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Investor or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investors’ purchase of the Securities.  The Company further represents to each Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

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(ee) Employee Relations.  Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union.  The Company believes that its relations with its employees are as disclosed in the SEC Reports.  Except as disclosed in the SEC Reports, during the period covered by the SEC Reports, no executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the Securities Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary.  To the knowledge of the Company or any such Subsidiary, no executive officer of the Company or any of its Subsidiaries is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any such Subsidiary to any liability with respect to any of the foregoing matters.

(ff) Environmental Laws.  The Company and its Subsidiaries (i) are in compliance in all material respects with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (iii) are in compliance in all material respects with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(gg) Subsidiary Rights.  Except as set forth in Schedule 3.1(gg), the Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(hh) Tax Status.  The Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

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(ii) Right of First Offer.  Except as set forth on Schedule 3.1(ii), the Company has not granted to any Person any rights of first offer or rights of first refusal with respect to the provision or obtaining of any debt or equity financing, including, but not limited to, any rights to provide additional financing currently available under the credit facilities described on Schedule 3.1(bb) hereto, except for such rights of first offer or rights of first refusal that by their terms have expired or terminated and are no longer effective as of the Closing Date.

3.2. Representations and Warranties of the Investors

.  Each Investor hereby, for itself and for no other Investor, represents and warrants to the Company as follows, as of the date hereof and as of the Closing:

(a) Organization; Authority.  Such Investor (other than Michael Engmann and Ronald Goodman) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership or other power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Investor (other than Michael Engmann and Ronald Goodman) of this Agreement and the other Transaction Documents to which it is a party have been duly authorized by all necessary corporate or, if such Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Investor.  Each of this Agreement and the Registration Rights Agreement has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof and thereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies and (ii) other equitable principles of general application.

(b) No Public Sale or Distribution.  Such Investor is acquiring the Shares in the ordinary course of business, as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares or any part thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and such Investor does not have a present arrangement to effect any distribution of the Shares to or through any Person or entity; provided, however, that by making the representations herein, such Investor does not agree to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

(c) Investor Status.  At the time such Investor was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act or a “qualified institutional buyer” as defined under Rule 144A(a) under the Securities Act.  Such Investor is not a registered broker-dealer under Section 15 of the Exchange Act, or a member of the NASD, Inc., or an entity engaged in the business of being a broker dealer.  Except as otherwise disclosed in writing to the Company on Exhibit B-2 (attached

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hereto) on or prior to the date of this Agreement, such Investor is not affiliated with any brokerdealer registered under Section 15(a) of the Exchange Act, or a member of the NASD, Inc., or an entity engaged in the business of being a broker dealer.

(d) Experience of Such Investor.  Such Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.  Such investor understands that it must bear the risk of this investment in the Shares indefinitely, and is able to bear such risk and is able too afford a complete loss of such investment.

(e) Access to Information.  Such Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information (provided, if any such information constitutes material non-public information, the Company shall (I) inform such Investor thereof at the time such information is provided and (II) make such information publicly available by furnishing or filing a Form 8-K with the Commission no later than the Closing Date; provided, however, the Company shall not be required to make public, disclose or file information, including projections, disclosed to the Investors, or any of them, as a result of their positions as members or observers of the Company’s Board of Directors) about the Company and its Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.  Such Investor acknowledges receipt of copies of the SEC Reports.

(f) No Governmental Review.  Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

(g) No Conflicts.  The execution, delivery and performance by such Investor of this Agreement and the consummation by such Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents, if any, of such Investor, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such that are not material and do not otherwise affect the ability of such Investor to consummate the transactions contemplated hereby.

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(h) Restricted Securities.  The Investors understand that the Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Shares may be resold without registration under the Securities Act only in certain limited circumstances.

(i) Legends.  It is understood that, except as set forth in Section 4.1(b) of this Agreement, certificates evidencing such Shares may bear the legend set forth in Section 4.1(b).

(j) No Legal, Tax or Investment Advice.   Such Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase of the Securities constitutes legal, tax or investment advice.  Such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

The Company acknowledges and agrees that no Investor has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE 4.

OTHER AGREEMENTS OF THE PARTIES

4.1. Transfer Restrictions; Legends.  (a)

Shares may only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws.  In connection with any transfer of the Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of an Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its Transfer Agent, without any such legal opinion, except to the extent that the Transfer Agent requests such legal opinion, any transfer of Shares by an Investor to an Affiliate of such Investor, provided that the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act and provided that such Affiliate does not request any removal of any existing legends on any certificate evidencing the Shares and the Company reasonably believes such transfer is in compliance with all applicable securities laws.

(b) The Investors agree to the imprinting, so long as is required by this Section 4.1(b), of the following legend on any certificate evidencing any of the Shares:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION

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FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

Certificates evidencing Shares shall not be required to contain such legend or any other legend (i) following any sale of such Shares pursuant to an effective registration statement (including the Registration Statement) covering the resale of the Shares, (ii) in connection with a sale, assignment or other transfer, provided such holder provides the Company with an opinion of counsel reasonably satisfactory to the Company, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act and that such legend is no longer required, or (iii) upon such holder’s providing the Company with assurance reasonably acceptable to the Company, including customary seller and broker representation letters, that the Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A under the Securities Act.  The Company shall cause its counsel to issue the legal opinion included in the Transfer Agent Instructions to the Transfer Agent on the Effective Date.  Following the Effective Date or at such earlier time as a legend is no longer required for certain Shares, the Company will, no later than three Trading Days following the delivery by an Investor to the Company or the Transfer Agent of (i) a legended certificate representing such Shares and (ii) an opinion of counsel or such other information to the extent required by Section 4.1(a) or Section 4.1(b), deliver or cause to be delivered to such Investor a certificate representing such Shares that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1(b).

If within three Trading Days after the Company’s receipt of a legended certificate and the other documents as specified in Clauses (i) and (ii) of the paragraph immediately above, the Company shall fail to issue and deliver to such Investor a certificate representing such Shares that is free from all restrictive and other legends, and if on or after such Trading Day the Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of shares of Common Stock that the Investor anticipated receiving from the Company without any restrictive legend (the “Covering Shares”), then the Company shall, within three Trading Days after the Investor’s request, pay cash to the Investor in an amount equal to the excess (if any) of the Investor’s total purchase price (including brokerage commissions, if any) for the Covering Shares, over the product of (A) the number of Covering Shares, times (B) the closing bid price on the date of delivery of such certificate and the other documents as specified in Clauses (i) and (ii) of the paragraph immediately above.

(c) The Company will not object to and shall permit (except as prohibited by law) an Investor to pledge or grant a security interest in some or all of the Shares in connection with a bona fide margin agreement or other loan or financing arrangement secured by the Shares, and if required under the terms of such agreement, loan or arrangement, the Company will notobject to and shall permit (except as prohibited by law) such Investor to transfer pledged or secured Shares to the pledgees or secured parties.  Except as required by law, such a

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pledge or transfer shall not be subject to approval of the Company, no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith, and no notice shall be required of such pledge.  Each Investor acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Shares or for any agreement, understanding or arrangement between any Investor and its pledgee or secured party.  At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.  Provided that the Company is in compliance with the terms of this Section 4.1(c), the Company’s indemnification obligations pursuant to Section 4.7 shall not extend to any Proceeding or Losses arising out of or related to this Section 4.1(c).

4.2. Furnishing of Information

.  Until the date that any Investor owning Shares may sell all of them under Rule 144 of the Securities Act (or any successor provision), the Company covenants to use its Best Efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  The Company further covenants that it will take such further action as any holder of Shares may reasonably request to satisfy the provisions of this Section 4.2.

4.3. Integration

.  The Company shall not, and shall use its Best Efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Investors, or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market.

4.4. Reservation of Securities.  The Company shall, at all times, maintain a reserve from its duly authorized Shares of Shares for issuance pursuant to the Transaction Documents.  In addition, the Company shall, as soon as possible, but in no event later than June 30, 2008, maintain a reserve from its duly authorized shares of Common Stock a sufficient number of shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations to issue such shares of Common Stock upon conversion of the Shares or otherwise under the Transaction Documents.  In the event that at any time the then authorized Shares of shares of Common Stock are insufficient for the Company to satisfy its obligations to issue such Shares or shares of Common Stock under the Transaction Documents, the Company shall promptly take such actions as may be required to increase the number of authorized and reserved Shares and shares of Common Stock, as applicable.

4.5. Securities Laws Disclosure; Publicity.  The Company shall, promptly after the Closing, but in no event later than 5:30 p.m., New York time, on the Business Day following the Closing, issue a press release reasonably acceptable to the Investors disclosing all material terms

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of the transactions contemplated hereby and by the Credit Agreement.  The Company shall, promptly after the Closing, but in no event later than the second Business Day following the Closing Date, file a Current Report on Form 8-K with the Commission (the “8-K Filing”) describing the terms of the transactions contemplated by the Transaction Documents and the Credit Agreement, in the form required by the Exchange Act.  Thereafter, the Company shall timely file any filings and notices required by the Commission or applicable law with respect to the transactions contemplated hereby and by the other Transaction Documents and shall provide copies thereof to the Investors promptly after filing.  Except as herein provided, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any press release without the prior written consent of such Investor, unless otherwise required by law.  The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Investor with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the issuance of the above referenced press release without the express written consent of such Investor.

4.6. Use of Proceeds.  The Company does not anticipate receiving any proceeds under the Transaction Documents.  To the extent that the Company does receive any proceeds under the Transaction Documents or in connection with the transactions contemplated thereby, the Company intends to use such proceeds for the payment of fees and expenses related to the transactions contemplated hereby and by the other Transaction Documents and then to use any remaining proceeds for product development, working capital and general corporate purposes.

4.7. Indemnification of Investors

.  In consideration of each Investor’s execution and delivery of the Transaction Documents and acquisition of the Shares thereunder, and in addition to all of the Company’s other obligations under the Transaction Documents, including the indemnity provided in the Registration Rights Agreement, the Company will defend, protect, indemnify and hold harmless each of the Investors, each other holder of Shares, and their respective stockholders, directors, officers, shareholders, partners, members, employees and agents or other representatives (each, an “Investor Party”) from any and all Losses that any such Investor Party may suffer or incur as a result of, arising out of or relating to (a) any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Investor Party by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Shares, or (iii) the status of such Investor or holder of the Shares or the Underlying Shares as an investor in the Company, except, in each case, solely to the extent arising out of the gross negligence, fraud or other intentional misconduct by such Investor Party, any material misrepresentation or material breach of any representation or warranty made by the Investor Party in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or material breach of any covenant, agreement or obligation of

EXHIBIT 10-43

the Investor Party contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the indemnified Losses which is permissible under applicable law.  In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.  Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 4.7 shall be the same as those set forth in Section 5 of the Registration Rights Agreement.

4.8. Listing of Securities

.  The Company agrees, (i) if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application the Underlying Shares, and will take such other action as is necessary or desirable to cause the Underlying Shares to be listed on such other Trading Market as promptly as possible, and (ii) it will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.9. Stockholder Approval.

(a) The Company covenants and agrees to obtain the approval of its stockholders, and to take all requisite actions in order to increase the number of authorized shares of Common Stock by a number of shares as shall be sufficient to fully reserve shares for issuance upon conversion of the Shares (collectively “Stockholder Approval”) which Stockholder Approval shall occur as soon as possible, but in no event later than June 30, 2008.

(b) In furtherance of obtaining the Stockholder Approval, (i) the Company shall adopt proper resolutions authorizing the actions set forth in subsection (a) above, (ii) the Board of Directors of the Company shall recommend and the Company shall otherwise use its Best Efforts to promptly and duly obtain Stockholder Approval, including, without limitation, soliciting proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and having all management-appointed proxy-holders vote their proxies in favor of such proposals to carry out such resolutions, and (iii) within three Business Days of obtaining such Stockholder Approval, take all actions necessary to effectuate the actions set forth in subsections (b)(i) and (b)(ii) above.

4.10. Ranking.  The Shares shall rank senior to any class of equity security of the Company.

4.11. Cancellation of Notes.  With respect to each Investor that holds a Promissory Note issued by the Company as set forth on Exhibit A hereto, all obligations, liabilities, covenants and agreements of the Company under or in connection with the Note and Warrant Purchase Agreement, dated as of February 5, 2007 and June 15, 2007, respectively, and each related Promissory Note issued thereunder, are, as to each Investor, hereby terminated and cancelled and are of no further force or effect upon Closing and receipt by each Investor of (i) a certificate evidencing its respective Shares pursuant to Section 2.3(a)(iv), (ii) in the case of AFSInvestments, Inc., Rubicon Global Value Fund,

EXHIBIT 10-43

L.P. and Frederick Farrar, payment at Closing of accrued and unpaid interest in the amounts set forth on Exhibit A and (iii) payment to each Investor of interest accrued and unpaid for the period from (and including) June 1, 2008 to (but excluding) the Closing Date, which certificates and payments have been tendered by the Company and accepted by each Investor as full payment and satisfaction for the Promissory Note(s) issued to such Investor and the Company’s obligations thereunder and under the Note and Warrant Purchase Agreement under which such Promissory Note was issued, except as may otherwise be provided in connection with a rescission pursuant to Section 6.1.

ARTICLE 5.
CONDITIONS PRECEDENT TO CLOSING

5.1. Conditions Precedent to the Obligations of the Investors

.  The obligation of each Investor to acquire Shares at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct as of the date when made and as of the Closing as though made on and as of such date (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date);

(b) Performance.  The Company and each Investor shall have performed, satisfied and complied with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(c) Company Deliverables.  The Company shall have delivered each of the Company Deliverables; and

(d) Executed Loan Documents.  The Loan Documents including but not limited to (a) the Credit Agreement, (b) the Notes, (c) the Pledge and Security Agreement, and (d) the Depositary Account Control Agreement, and all other documents and instruments contemplated by such agreements, shall have been duly authorized and executed by each of the parties thereto in form and substance reasonably satisfactory to Phoenix, Michael Engmann and Ronald Goodman, and the Company shall have delivered sufficient original counterparts thereof to Phoenix, Michael Engmann and Ronald Goodman.

5.2. Conditions Precedent to the Obligations of the Company

.  The obligation of the Company to sell Shares at the Closing to each Investor is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties.  The representations and warranties of such Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date);

(b) Performance.  Such Investor shall have performed, satisfied and complied in all material respects (except as to those

EXHIBIT 10-43

covenants, agreements and conditions qualified bymateriality) with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Closing;

(c) Promissory Notes.  Not less than $945,000 in principal of the Promissory Notes shall be tendered as payment for the Shares; and

(d) Investor Deliverables.  Such Investor shall have delivered each of the Investor Deliverables to be delivered by such Investor at the Closing.

ARTICLE 6.

MISCELLANEOUS

6.1. Rescission.  In the event that the Company fails to meet the requirements of Section 4.9 herein, the Company shall make a rescission offer to the holders of the Shares by sending to each holder, on or before July 7, 2008, a notice (the “Rescission Notice”) of such rescission offer, which shall specify the rescission rights including the date by which the rescission offer must be accepted, the method of acceptance, the documents (including certificates for Shares) that are required for acceptance, and the consideration to be received.  Each holder may accept such rescission offer, in whole or in part, in its sole discretion, by sending a notice of acceptance (“Notice of Acceptance”) of such rescission offer on or prior to August 4, 2008 (or such later date as the Company shall specify in the Rescission Notice), stating the number of Shares such holder will rescind.  The Company shall make a payment to each holder of Shares who accepts the rescission offer, promptly (and in no event more than three (3) Business Days) (the “Rescission Payment Date”) following such holder’s tendering certificate(s) for all or such portion of its Shares as are specified in the Notice of Acceptance, consideration identical to the consideration paid by such holder for such Shares by reissuing to such holder its Promissory Note or issuing to such holder a new promissory note identical in all respects to such holder’s Promissory Note, in a principal amount equal to one dollar ($1.00) for each Share being rescinded, plus, at the holder’s option: (i) an amount in cash equal to all accrued but unpaid dividends on the Shares being rescinded to the Rescission Payment Date, or (ii) an amount in cash equal to the accrued but unpaid interest on such holder’s Promissory Note (or new promissory note, as the case may be) being reissued (or issued, as the case may be) to such holder pursuant hereto, as would have accrued had it been outstanding from the Closing Date to the Rescission Payment Date (in each case, as adjusted to reflect forward or reverse stock splits, stock dividends, recapitalizations or other similar capital reorganization or reclassification of capital stock) (the “Rescission Price”).  The Shares not rescinded shall remain outstanding and entitled to all the rights and preferences provided herein other than those rights set forth in this Section 6.1.  To the extent applicable, the Company shall issue replacement certificates representing any Shares not rescinded to be delivered to such holder with such holder’s Rescission Price.  Upon rescission, all rights of the holders of Shares so rescinded shall cease with respect to such Shares, and such Shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose and shall be automatically and immediately canceled and shall not be reissued or sold, and neither the Company nor any of its Subsidiaries shall be a

EXHIBIT 10-43

holder of, nor may any of them exercise any rights granted to holders of, such Shares following rescission.  Upon return of all or any portion of such holder’s PromissoryNote, along with the Rescission Price and any other deliverables pursuant to this Section 6.1, interest shall accrue on such Promissory Note pursuant to the original terms set forth therein.

6.2. Fees and Expenses.  The Company shall pay all fees, costs and expenses (including legal fees, due diligence costs, expenses of attorneys and costs of advisers, counsel, accountants and other experts, if any) incurred by any party to this Agreement in connection with (a) any matters contemplated by or arising out of this Agreement and the Transaction Documents, (b) the examination, review, due diligence investigation, documentation, negotiation and closing of the transactions contemplated herein; (c) the continued administration of the Transaction Documents, including any such fees, costs and expenses incurred in perfecting, maintaining, determining the priority of and releasing any security, any tax payable in connection with any Transaction Documents and any amendments, modifications and waivers thereof; (d) any amendment, supplement, waiver or modification of any of the Transaction Documents; and (e) any default and any enforcement of collection proceeding resulting therefrom or any workout or restructuring of any of the transactions hereunder or contemplated thereby or any action to enforce any Transaction Document or to collect any payments due from the Company; provided, however, that the aggregate amount of subsections (a) and (b) and the legal fees and expenses, due diligence costs, costs of advisers, counsel, accountants and other experts, if any, and all other expenses that occur pre-Closing shall be paid by the Company to Phoenix or its designee at Closing.

6.3. Entire Agreement

.  The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.  At or after the Closing, and without further consideration, the Company will execute and deliver to the Investors such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.4. Notices

.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address specified in this Section 6.4 prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The addresses, facsimile numbers and e-mail addresses for such notices and communications are those set forth on the signature pages hereof, or such other address, facsimile number or e-mail address as may be designated hereafter, in the same manner, by any such Person.

6.5. Amendments; Waivers

.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company

EXHIBIT 10-43

and each of the Investors or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

6.6. Construction

.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

6.7. Successors and Assigns

.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors holding a majority of the Shares.  Any Investor may assign its rights under this Agreement to any Person to whom such Investor assigns or transfers (including by way of distribution to its members, partners or stockholders) any Securities, provided (i) such transferor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) the Company is furnished with written notice of the name and address of such transferee or assignee, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (iv) such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Investors”, and (v) such transfer shall have been made in accordance with the applicable requirements of this Agreement and with all laws applicable thereto.

6.8. No Third-Party Beneficiaries

.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.9. Governing Law; Venue; Waiver of Jury Trial

.  THE CORPORATE LAWS OF THE STATE OF DELAWARE SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  THE COMPANY AND INVESTORS HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY INVESTOR HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR ANY INVESTOR, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT,

EXHIBIT 10-43

ACTION OR PROCEEDING IS IMPROPER.  EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF.  NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.  THE COMPANY AND INVESTORS HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

6.10. Survival

.  The representations, warranties, agreements and covenants contained herein shall survive the Closing.

6.11. Execution

.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or e-mail attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.12. Severability

.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.13. Rescission and Withdrawal Right

.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.14. Replacement of Securities.

  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company for any losses in connection therewith.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

EXHIBIT 10-43

6.15. Remedies

.  In addition to being entitled to exercise all rights provided herein or in the other Transaction Documents or granted by law or any other agreement or contract, including recovery of damages, each Investor, each other holder of Shares and the Company will be entitled to seek specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers.  The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

6.16. Payment Set Aside

. To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.17. Further Assurances

.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.18. Adjustments in Share Numbers and Prices

.  In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

6.19. Independent Nature of Investors’ Obligations and Rights

.  The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Documents.  The decision of each Investor to purchase Securities pursuant to this Agreement has been made by such Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of

EXHIBIT 10-43

operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Investor or by any agent or employee of any other Investor, and no Investor or any of its agents or employees shall have any liability to any other Investor (or any other person) relating to or arising from any such information, materials, statements or opinions.  Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document.  Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no other Investor will be acting as agent of such Investor in connection with monitoring its investment hereunder.  Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any Proceeding for such purpose.

 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGES FOLLOW]

EXHIBIT 10-43

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Communication Intelligence Corporation

By:       /s/  Guido DiGregorio
Name:  Guido D. DiGregorio
Title: Chief Executive Officer and President

Address for Notice:
275 Shoreline Drive, #500
Redwood Shores, California 94065

Facsimile No.:  (650) 802-7777
Telephone No.: (650) 802-7888
Attn:  Frank Dane

With a copy to:

Davis Wright Tremaine LLP
1300 SW Fifth Avenue, Suite 2300
Portland, Oregon 97201
Facsimile:  (503) 778-5299
Telephone: (503) 778-5214
Attn: Michael C. Philips, Esq.

COMPANY SIGNATURE PAGE

EXHIBIT 10-43

Investor Signature Page

By its execution and delivery of this signature page, the undersigned Investor hereby joins in and agrees to be bound by the terms and conditions of the Securities Purchase Agreement dated as of June 5, 2008 (the “Purchase Agreement”) by and among Communication Intelligence Corporation and the Investors (as defined therein), as to the number of shares of Common Stock set forth below, and authorizes this signature page to be attached to the Purchase Agreement or counterparts thereof.

Name of Investor:

By: Rubicon Global Value Fund, L.P.

By:   /s/  Steven Shum
Name:  Steven Shum
Title: Managing Director

Address:  One SW Columbia St. Suite 900
                                                                                                                                   Portland, OR 97258

Telephone No.:   503-548-4800

Facsimile No.:   503-548-4805

Email Address:  sshum@corefundmgmt.com

Number of Shares:   75,000

Aggregate Purchase Price:  $75,000

EXHIBIT 10-43

Investor Signature Page

By its execution and delivery of this signature page, the undersigned Investor hereby joins in and agrees to be bound by the terms and conditions of the Securities Purchase Agreement dated as of June 5, 2008 (the “Purchase Agreement”) by and among Communication Intelligence Corporation and the Investors (as defined therein), as to the number of shares of Common Stock set forth below, and authorizes this signature page to be attached to the Purchase Agreement or counterparts thereof.

Name of Investor:

By: Kendu Partners

By:   /s/  Michale W. Engmann
Name:  Michael W. Engmann
Title: General Partner

Address:    c/o Engmann Options
                     220 Bush St. Suite 950
                     San Francisco, CA 94104

Telephone No.:   415-293-3818

Facsimile No.:   415-781-4641

Email Address:  Mike.Engmann@engmannoptions.com

Number of Shares:  320,000

Aggregate Purchase Price:  $320,000

EXHIBIT 10-43

Investor Signature Page

By its execution and delivery of this signature page, the undersigned Investor hereby joins in and agrees to be bound by the terms and conditions of the Securities Purchase Agreement dated as of June 5, 2008 (the “Purchase Agreement”) by and among Communication Intelligence Corporation and the Investors (as defined therein), as to the number of shares of Common Stock set forth below, and authorizes this signature page to be attached to the Purchase Agreement or counterparts thereof.

Name of Investor:  Michael Engmann

By:

By:   /s/ Michael W. Engmann
Name:  Michael Engmann
Title:

Address:   38 San Fernando Way
                    San Francisco, CA  94127

Telephone No.:   415-293-3818

Facsimile No.:   415-781-4641

Email Address:  MIKE.ENGMANN@ENGMANNOPTIONS.COM
                                                                                                                                                                  (small letters)

Number of Shares:   250,000

Aggregate Purchase Price:  $250,000

EXHIBIT 10-43

Investor Signature Page

By its execution and delivery of this signature page, the undersigned Investor hereby joins in and agrees to be bound by the terms and conditions of the Securities Purchase Agreement dated as of June 5, 2008 (the “Purchase Agreement”) by and among Communication Intelligence Corporation and the Investors (as defined therein), as to the number of shares of Common Stock set forth below, and authorizes this signature page to be attached to the Purchase Agreement or counterparts thereof.

Name of Investor:  MDNH Partners, L.P.

By:   MDNH Partners, L.P.

By:   /s/  Michael W. Engmann
Name:  Michael W. Engmann
Title:  General Partner

Address:   MDNH Partners
                    220 Bush St., Suite 950
                    San Francisco, CA 94104

Telephone No.:  415-293-3818

Facsimile No.:   415-781-4641

Email Address:  MIKE.ENGMANN@ENGMANNOPTIONS.COM

Number of Shares:   150,000

Aggregate Purchase Price:  $150,000

EXHIBIT 10-43

Investor Signature Page

By its execution and delivery of this signature page, the undersigned Investor hereby joins in and agrees to be bound by the terms and conditions of the Securities Purchase Agreement dated as of June 5, 2008 (the “Purchase Agreement”) by and among Communication Intelligence Corporation and the Investors (as defined therein), as to the number of shares of Common Stock set forth below, and authorizes this signature page to be attached to the Purchase Agreement or counterparts thereof.

Name of Investor:

By:

By:   /s/ Frederich L. Farrar
Name: Frederich L. Farrar
Title:

Address: 3502 Woodview Trace, Suite #200
                                                                                                                                  Indianapolis, IN 46268

Telephone No.:   317 860 8216

Facsimile No.:   317 860 9190

Email Address:  fred.farrar@lclipsch.com

Number of Shares:   50,000

Aggregate Purchase Price:  $50,000.00

EXHIBIT 10-43
Investor Signature Page

By its execution and delivery of this signature page, the undersigned Investor hereby joins in and agrees to be bound by the terms and conditions of the Securities Purchase Agreement dated as of June 5, 2008 (the “Purchase Agreement”) by and among Communication Intelligence Corporation and the Investors (as defined therein), as to the number of shares of Common Stock set forth below, and authorizes this signature page to be attached to the Purchase Agreement or counterparts thereof.

Name of Investor:

By:   AFS Investments, Inc.

By:   /s/  Fred J. Merritt
Name:  Fred J. Merritt
Title: President

Address: 14510 Lima Rd
                  Ft. Wayne, IN 46818

Telephone No.:   317-506-1937

Facsimile No.:   260-637-4472

Email Address:  AFSINVESTMENTS@MSN.COM

Number of Shares:

Aggregate Purchase Price: